Exhibit 99.1

VOLITIONRX COMPLETES $3 MILLION PRIVATE PLACEMENT

NAMUR, BELGIUM--(Marketwired – February 28, 2014) - VolitionRx Limited (OTCQB: VNRX), a life sciences company focused on developing blood-based diagnostic tests for different types of cancer, today announced the completion of a private placement to selected existing and new accredited investors of 1.5 million shares of common stock at a price of $2.00 per share, as well as five-year warrants to purchase up to an additional 1.5 million shares of common stock at an exercise price of $2.20 per share, which resulted in gross proceeds to VolitionRx of $3 million. Lake Street Capital Markets, LLC acted as exclusive US placement agent on this transaction.

Cameron Reynolds, CEO of VolitionRx, says: “Proceeds from this raise will be used to fund operating costs, including VolitionRx’s ongoing clinical trials program, notably our 4,800-individual colorectal cancer trial, for which analysis commenced in January. We plan to use data from the trial in the initial application for European regulatory approval for our first cancer diagnostic test, which will be for colorectal cancer.”

The private placement was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.  The securities sold in the private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.  In connection with the private placement, VolitionRx has agreed, subject to certain terms and conditions, to file a registration statement to register for resale of the common stock issued in the private placement (including the shares issuable upon exercise of the warrants).  This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities issued in the private placement and is being issued under Rule 135c under the Securities Act.

About VolitionRx

VolitionRx is a life sciences company focused on developing blood-based diagnostic tests for different types of cancer.  The tests are based on the science of Nucleosomics which is the practice of identifying and measuring nucleosomes in the bloodstream – an indication that cancer is present.

VolitionRx’s goal is to make the tests as common and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests.  VolitionRx’s research and development activities are currently centered in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.  Additional information can be found on VolitionRx’s website www.volitionrx.com

Safe Harbor Statement

Statements in this press release may be "forward-looking statements". Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "optimizing," "potential," "goal," and similar expressions, as they relate to the Company, its business or management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company's filings with the Securities and Exchange Commission

Media Contacts:

Charlotte Reynolds, VolitionRx

Telephone: +44 (0) 795 217 7498

Email: Charlotte.Reynolds@volitionrx.com

Jon Falcone, Racepoint Group

Telephone: +44 (0) 208 811 2128

Email: Jon.Falcone@racepointgroup.com

Investor Contacts:

Kirin M. Smith ProActive Capital

Telephone: +1 646 863 6519

Email: mksmith@proactivecapital.com